UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	47-4908760
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road	77072
Houston, Texas	(Zip Code)
(Address of principal executive offices)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tailored Brands, Inc. (the “Company”) adopted a new form of performance unit award agreement to be used in connection with the grant of performance units to certain of the named executive officers and executive officers of the Company on or about December 12, 2016. The form of agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.   Other Events.

Tailored Shared Services, LLC, a subsidiary of the Company, recently adopted the Tailored Brands 401(k) Savings Plan (the “Plan and Trust”) to implement a change of recordkeeper and trustee of the plan (formerly known as The Men’s Wearhouse, Inc. 401(k) Savings Plan).  The Plan and Trust is being filed to provide for incorporation of the Plan and Trust into the Company’s existing Registration Statement on Form S-8 (No. 33-74692) and the related prospectus to be updated as of today’s date.

A copy of the Plan and Trust is filed herewith as Exhibit 10.2 and is hereby incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibit is included in this Form 8-K:

Exhibit
Number	Description

10.1	Form of December 2016 Performance Unit Award Agreement, for executive officers, under the Tailored Brands, Inc. 2016 Long-Term Incentive Plan.

10.2	Tailored Brands 401(k) Savings Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 12, 2016

TAILORED BRANDS, INC.

By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of December 2016 Performance Unit Award Agreement, for executive officers, under the Tailored Brands, Inc. 2016 Long-Term Incentive Plan.

10.2	Tailored Brands 401(k) Savings Plan.